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                                                                    EXHIBIT 10.6


                          SUBSIDIARY SECURITY AGREEMENT

                  This SECURITY AGREEMENT (this "Security Agreement"), dated as of January 28, 1999, is made by each Subsidiary (as defined in the Credit Agreement referred to below) a signatory hereto on the date hereof and each other Subsidiary that may, from time to time hereto (individually, a "Grantor" and collectively, the "Grantors"), in favor of THE BANK OF NOVA SCOTIA, as lead arranger and administrative agent (together with any successor(s) thereto in such capacity, the "Administrative Agent") for each of the Lender Parties (as defined below).


                              W I T N E S S E T H:

                  WHEREAS, pursuant to a Credit Agreement, dated as of January 28, 1999 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among New World Pasta Company, the various financial institutions as are, or may from time to time become, parties thereto (the "Lenders"), Morgan Stanley Senior Funding, Inc., as Syndication Agent, the Co-Agents named therein and the Administrative Agent, the Lenders and the Issuer have extended Commitments to make Credit Extensions to the Borrower; and

                  WHEREAS, as a condition precedent to the making of each Credit Extension (including the initial Credit Extension) under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement;

                  WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Security Agreement; and

                  WHEREAS, it is in the best interests of each Grantor to execute this Security Agreement inasmuch as each Grantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Lenders and the Issuer pursuant to the Credit Agreement;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and the Issuer to make each Credit Extension (including the initial Credit Extension) to each Grantor pursuant to the Credit Agreement, each Grantor jointly
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and severally, agrees with the Administrative Agent, for the benefit of each
Lender Party, as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

                  "Administrative Agent" is defined in the preamble.

                  "Collateral" is defined in Section 2.1.

                  "Collateral Account" is defined in Section 4.1.2(c).

                  "Copyright Collateral" means:

                  (a) all United States copyrights (including without limitation copyrights for mask works) owned by each Grantor in each Grantor's name as such may be changed from time to time, whether statutory or common law, registered or unregistered, including without limitation, all of each Grantor's right, title and interest in and to all common law copyrights and copyrights registered in the United States Copyright Office and also including, without limitation, the copyrights referred to in Item A of Schedule IV attached hereto, and all applications for registration and renewals thereof (all of the foregoing items in this clause (a) being collectively called a "Copyright");

                  (b) all United States written Copyright licenses and other agreements providing each Grantor with the right to use any of the items of the type referred to in clause (a) (other than software licenses from third parties), including each Copyright license referred to in Item B of Schedule IV attached hereto, if any, subject, in each case, to the terms of such license agreements; and

                  (c) all proceeds of, and rights of each Grantor associated with the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any registered Copyright described in clause (a), including any registered Copyright application referred to in Item A of Schedule IV attached hereto, and for breach or enforcement of any


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Copyright license, including any Copyright license referred to in Item B of
Schedule IV attached hereto, subject, in each case, to the terms of such license agreements.

                  "Credit Agreement" is defined in the first recital.

                  "Deposit Accounts" means any and all demand, time, savings, passbook or other accounts with a bank or other financial institution, including general deposit and cash concentration accounts, in which any cash, payments or receipts of or for the benefit of each Grantor are or are to be deposited, and all deposits therein and investments thereof, whether now or at any time hereafter existing.

                  "Equipment" is defined in clause (a) of Section 2.1.

                  "Grantor" is defined in the preamble.

                  "Intellectual Property Collateral" means, collectively, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

                  "Inventory" is defined in clause (b) of Section 2.1.

                  "Lender Party" means, as the context may require, each Lender, the Issuer, each Co-Agent and the Administrative Agent and each of its respective successors, permitted transferees and assigns.

                  "Lenders" is defined in the first recital.

                  "Patent Collateral" means:

                  (a) all United States letters patent and applications for letters patent owned by each Grantor in each Grantor's name as such may be changed from time to time, including each patent and patent application referred to in Item A of Schedule II attached hereto (all of the foregoing items in this clause (a) being collectively called a "Patent");

                  (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);


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                  (c) all United States written Patent licenses and other
agreements of each Grantor providing each Grantor with the right to use any of the items of the type referred to in clauses (a) and (b), including each Patent license referred to in Item B of Schedule II attached hereto subject, in each case, to the terms of such license agreements; and

                  (d) all proceeds of, and rights of each Grantor associated with the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any registered Patent described in clause (a), including any registered Patent referred to in Item A of Schedule II attached hereto, and for breach or enforcement of any Patent license, including any Patent license referred to in Item B of Schedule II attached hereto, subject, in each case, to the terms of such license agreements.

                  "Rate Protection Agreement" means a Hedging Obligation entered into between the Borrower or any of its Subsidiaries and a Lender or an Affiliate of a Lender.

                  "Receivables" is defined in clause (c) of Section 2.1.

                  "Related Contracts" is defined in clause (c) of Section 2.1.

                  "Security Agreement" is defined in the preamble.

                  "Trademark Collateral" means:

                  (a) all United States trademarks, trade names, trade dress, service marks, logos, other source of business identifiers, and designs owned by each Grantor in each Grantor's name as such may be changed from time to time (all of the foregoing items in this clause (a) being collectively called a "Trademark"), now existing in the United States or hereafter adopted or acquired in the United States, and all registrations and renewals thereof and all applications in connection there with, including registrations, renewals and applications in the United States Patent and Trademark Office, including those referred to in Item A of Schedule III attached hereto, provided, however, that Trademark Collateral shall not include "intent to use" applications for trademark or service mark registrations filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, unless and until an Amendment to Allege Use or a Statement of Use under
Section 1(c) or 1(d) of said Act has been filed;

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                  (b) all United States written Trademark licenses and other agreements of each Grantor providing each Grantor with the right to use any items of the type described in clause (a), including each Trademark license referred to in Item B of Schedule III attached hereto, subject, in each case, to the terms of such license agreements;

                  (c) all of the goodwill of the business connected with the use of, and symbolized by, the items described in clause (a); and

                  (d) all proceeds of, and rights of each Grantor associated with the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringement or dilution of any Trade mark or Trademark registration referred to in Item A of
Schedule III attached hereto, or for any injury to the goodwill associated with the use of any such Trademark and for breach or enforcement of any Trademark license, including any Trademark license referred to in Item B of Schedule III attached hereto, subject, in each case, to the terms of such license agreements.

                  "Trade Secrets Collateral" means all United States common law and statutory trade secrets and all other confidential or proprietary information and know-how owned by each Grantor in each Grantor's name as such may be changed from time to time (to the extent such confidential, proprietary or useful information or know-how is protected by each Grantor against disclosure and is not readily ascertainable) (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all United States written Trade Secret licenses or other agreements of each Grantor, including each Trade Secret license referred to in Schedule V attached hereto, subject, in each case, to the terms of such license agreements; and including the right to sue and to enjoin and to collect damages for the actual misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license, subject, in each case, to the terms of such license agreements.

                  "U.C.C." means the Uniform Commercial Code, as in effect in the State of New York.


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                  SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                  SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security Agreement, including its preamble and recitals, with such meanings.

                                   ARTICLE II

                                SECURITY INTEREST

                  SECTION 2.1. Grant of Security. Each Grantor to the extent it has any interest whatsoever, hereby assigns and pledges to the Administrative Agent for its benefit and the ratable benefit of each of the Lender Parties, and hereby grants to the Administrative Agent for its benefit and the ratable benefit of each of the Lender Parties a security interest in, all of each Grantor's right, title and interest in and to all of the following, whether now or hereafter existing or acquired by each Grantor (the "Collateral"):

                  (a) all equipment in all of its forms of such Grantor, wherever located, including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor (any and all of the foregoing being the "Equipment");

                  (b) all inventory in all of its forms of such Grantor, wherever located, including

                  (i) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof,

                  (ii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which each Grantor has an interest or right as consignee), and

                  (iii) all goods which are returned to or repossessed by such Grantor,


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                  and all accessions thereto, products thereof and documents therefor (any and all such inventory, materials, goods, accessions, products and documents being the "Inventory");

                  (c) all accounts, contracts, contract rights, chattel paper, documents, and general intangibles, rental agreement, or any part thereof including, but not limited to such Grantor's right to receive, either directly or indirectly, from any person, any rents or other payments due and payable under such agreements) of such Grantor, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of such Grantor now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents, instruments, and general intangibles (any and all such accounts, contracts, contract rights, chattel paper, documents, instruments, and general intangibles being the "Receivables", and any and all such security agreements, guaranties, leases and other contracts being the "Related Contracts");

                  (d) all Intellectual Property Collateral of such Grantor and all Investment Property;

                  (e) all books and records relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;

                  (f) all of such Grantor's other personal property and rights of every kind and description and interests therein (including all Deposit Accounts); and

                  (g) all products, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b), (c), (d),
(e) and (f)), proceeds deposited from time to time in the Collateral Account and in any lock boxes of such Grantor, and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or other wise with respect to any of the foregoing Collateral).

                  Notwithstanding anything herein to the contrary, the Collateral shall exclude (i) each Grantor's rights under contracts and agreements which by their terms


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prohibit the granting of a security interest therein or assignment thereof
(except for accounts and general intangibles for money due or to become due thereunder), and (ii) Equipment which is the subject of a capitalized lease or purchase money financing permitted under the Credit Agreement under which a Lien has been granted in accordance with Section 7.2.3., but only so long as such Lien remains in effect.

                  SECTION 2.2. Security for Obligations. This Security Agreement secures the payment of all Obligations now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document to which each Grantor is or may become a party, whether for principal, interest, costs, fees, expenses or other wise.

                  SECTION 2.3. Continuing Security Interest; Transfer of Notes. This Security Agreement shall create a security interest in the Collateral and shall in accordance with applicable law

                  (a) remain in full force and effect until the payment in full of all Obligations and the termination of all Commitments,

                  (b) be binding upon each Grantor, its successors, transferees and assigns, and

                  (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Lender Party.

                  Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity in accordance with the Credit Agreement, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Security Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 of the Credit Agreement. Upon (i) the sale, transfer or other disposition of Collateral in accordance with the Credit Agreement or
(ii) the payment in full of all Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, the security interest granted herein shall automatically terminate with respect to (x) such Collateral (in the case of clause (i)) or (y) all Collateral (in the case of clause (ii)). Upon any such termination, the Administrative Agent will, at such Grantor's sole expense, deliver any Collateral (or portion thereof) to the extent held by the Administrative Agent hereunder and to the extent the termination relates to


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such Collateral, and at such Grantor's sole expense execute and deliver to each
Grantor such documents and instruments and take such other action as such Grantor shall reasonably request to evidence or more fully effect termination of the security interest hereunder relating to such portion or all of the Collateral, as the case may be.

                  SECTION 2.4. Grantor Remains Liable. Anything herein to the contrary notwithstanding

                  (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, as if this Security Agreement had not been executed,

                  (b) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and

                  (c) neither the Administrative Agent nor any other Lender Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Administrative Agent or any other Lender Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.1 Representations and Warranties. Each Grantor represents and warrants unto each Lender Party as set forth in this Article.

                  SECTION 3.1.1. Location of Collateral, etc. All of the Equipment and Inventory (other than Inventory in transit) of such Grantor are located at the places specified in Item A of Schedule I hereto, and at such other locations as are notified to the Administrative Agent pursuant to clause
(a) of Section 4.1.2. The place(s) of business and chief executive office of such Grantor and the office(s) where such Grantor keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, are located at the addresses as set forth in Item C of Schedule I hereto, and at such other locations as are notified to the Administrative Agent pursuant to clause (a) of Section 4.1.2. As of the date hereof, such Grantor has no trade name, except as set forth in Item D of Schedule I hereto.


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During the four months preceding the date hereof, such Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, in each case, except as contemplated by the Transactions and as set forth in Item E of Schedule I.

                  SECTION 3.1.2. Intentionally Omitted.

                  SECTION 3.1.3. Negotiable Documents, Instruments and Chattel Paper. Such Grantor has delivered to the Administrative Agent possession of all originals of all negotiable documents, instruments and chattel paper (other than those payable within 30 days of the date of issuance) currently owned or held by such Grantor (duly endorsed in blank, if requested by the Administrative Agent) having a face amount in excess of $500,000 individually or to the extent such securities have a face amount exceeding $750,000 in the aggregate (including all other negotiable documents, instruments and chattel paper then held or owned by other Obligors).

                  SECTION 3.1.4. Intellectual Property Collateral. With respect to any material Intellectual Property Collateral the loss, impairment or infringement of which could reasonably be expected to have a Material Adverse
Effect:

                  (a) each Patent, Trademark or Copyright is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

                  (b) such Grantor has made such filings and recordations to protect its interest in such Intellectual Property Collateral, as are commercially reasonable and will, if requested by the Administrative Agent to the extent practicable, effect recordations of its interest in such Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and its claims to the such Copyright Collateral in the United States Copyright Office;

                  (c) such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to or has the legal right to use such Patents, Trademarks and Copyrights, and no claim has been made that the use of such Patents, Trademarks and Copyrights does or may violate the asserted rights of any third party; and

                  (d) except as permitted by Section 4.1.4 hereof and the Loan Documents, such Grantor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain all registered


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Patents, Trademarks and Copyrights in full force and effect in the United
States, as applicable.

                  SECTION 3.1.5. Validity, etc. (a) This Security Agreement is effective to create, as collateral security for the Obligations of each Grantor, valid and enforceable Liens on the Collateral in favor of the Administrative Agent, for the benefit of the Lender Parties, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (b) Upon the completion of the Filings (with respect to Collateral existing on the Effective Date) and Subsequent Filings (to the extent necessary with respect to Collateral acquired following the Effective Date for which the Filings are not effective to perfect the Lien on such after-acquired Collateral), and the delivery to and continuing possession by the Administrative Agent of all instruments, investment property, chattel paper and documents a security interest in which is (or, in the case of investment property, may be) perfected by possession (which, in the case of such Subsequent Filings and (to the extent required under Section 3.1.3) such instruments, chattel paper and negotiable documents, subject to Section 3.1.1 and Section 3.1.3, shall have occurred prior to any Credit Extensions after the initial Credit Extensions), the Liens created pursuant to this Security Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in the Collateral in favor of the Administrative Agent for the benefit of the Lender Parties, and will be prior to all other Liens of all other Persons other than Permitted Liens permitted pursuant to Section 7.2.3. of the Credit Agreement, and enforceable as such as against all other Persons, except (i) to the extent that the recording of an assignment or other transfer of title to the Administrative Agent, or the recording of other applicable documents in the United States Patent and Trademark Office or United States Copyright Office may be necessary for perfection or enforceability, and (ii) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing. Notwithstanding the foregoing, the representation set forth above shall be deemed true and correct for all purposes so long as each Grantor has complied with its covenants set forth under Section 4.1.1, clause(a) of Section 4.1.2 clause(e) of Section 4.1.4, and Section 4.1.7 of this Security Agreement in all material respects, including the delivery to the Administrative Agent of


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executed financing statements for Subsequent Filings, whether or not the
Administrative Agent has caused such financing statements to be filed in the applicable filing offices. As used in this Section, the following terms shall have the following meanings:

                  "Filings": the filing or recording of the Financing Statements relating to the Collateral existing on the Effective Date, in the places specified in Item A.1 of Schedule I hereto.

                  "Financing Statements": the financing statements delivered to the Administrative Agent by each Grantor on the date hereof for filing in the jurisdictions listed in Item A.1 of Schedule I hereto.

                  "Permitted Liens": Liens permitted pursuant to the Loan Documents, including those permitted to exist pursuant to Section 7.2.3 of the Credit Agreement.

                  "Subsequent Filings": any filings after the date hereof in any jurisdiction as may be necessary under any requirement of law to perfect a Lien on the Collateral in favor of the Administrative Agent.

                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.1. Certain Covenants. Each Grantor covenants and agrees insofar as the covenants contained herein are applicable to such Grantor and its properties, that, so long as any Credit Extensions shall remain unpaid or any Lender shall have any outstanding Commitment, each Grantor will, unless the Required Lenders shall otherwise consent in writing, perform the obligations set forth in this Section.

                  SECTION 4.1.1. As to Equipment and Inventory. Such Grantor hereby agrees that it shall keep all the Equipment and Inventory (other than Equipment and Inventory sold or otherwise disposed of in accordance with the Credit Agreement and Inventory in transit) at the places therefor specified in
Section 3.1.1 or at such other places in a jurisdiction where all representations and warranties set forth in Article III shall be true and correct, and all action required pursuant to the first sentence of Section 4.1.7 shall have been taken with respect to the Equipment and Inventory.


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                  SECTION 4.1.2. As to Receivables, Etc..

                  (a) Such Grantor shall give the Administrative Agent a supplement to Schedule I and Schedule VI hereto on each date a Compliance Certificate is required to be delivered to the Administrative Agent under the Credit Agreement, which shall set forth any changes as of such date to the information set forth in Section 3.1.1, Section 4.1.2(b), Schedule I or Schedule VI, as applicable. Such Grantor shall be entitled to deliver such a supplement at other times in addition to the times set forth in the preceding sentence. Such Grantor shall keep its place(s) of business and chief executive office and the office(s) where it keeps its records concerning the Receivables located at the addresses set forth in Item C of Schedule I hereto, or at such other locations in a jurisdiction where all actions required by the first sentence of
Section 4.1.7 shall have been taken with respect to the Receivables, and shall not change its name after the Effective Date except upon 30 days' prior written notice to the Administrative Agent.

                  (b) Such Grantor shall list each of its Deposit Accounts in
Schedule VI hereto, as such Schedule is supplemented by notice to the Administrative Agent pursuant to clause (a) of Section 4.1.2. Subject to, and without limiting the effect of, clause (c) of this Section 4.1.2 each Grantor shall, following and at the direction of the Administrative Agent, after an Event of Default has occurred and only so long as an Event of Default shall be continuing, maintain each of its Deposit Accounts pursuant to a deposit account agreement which is in all respects satisfactory to the Administrative Agent and which provides, among other things, that (i) until the deposit account bank shall have received written notice from the Administrative Agent pursuant to this clause, the deposit account bank will make all payments from the Deposit Account as specified by such Grantor, and, after any such notice, the deposit account bank will make all payments from the Deposit Account to the Administrative Agent for credit to the Collateral Account, (ii) the deposit account bank (if other than the Administrative Agent or a Lender) waives all set off rights (other than setoff rights for reasonable and customary account service charges and fees and amounts based on items that are dishonored by the payor thereof and returned to the deposit account bank), and (iii) such deposit account agreement may not be amended without the written consent of the Administrative Agent. The Administrative Agent will not give the notice referred to in the preceding clause (b)(i) unless it has given, or is contemporaneously giving, notice pursuant to clause (c) of this Section. In the event that a deposit account bank refuses to enter into a deposit account agreement in accordance with the above listed terms within 30 days of the requesting Grantor's request, the Administrative Agent shall have the right to


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direct such Grantor to transfer the assets in that deposit account to a bank which will enter into a deposit account agreement in accordance with the above listed terms.

                  (c) Following the occurrence and during the continuance of a Default described Section 8.1.9 of the Credit Agreement or an Event of Default, the Administrative Agent may give written notice to such Grantor that all proceeds of Collateral received by such Grantor shall thereafter be delivered in kind to the Administrative Agent for deposit to a deposit account (the "Collateral Account") of such Grantor maintained with the Administrative Agent, and after receipt of such notice and until such delivery such Grantor shall not commingle any such proceeds, and shall hold separate and apart from all other property, all such proceeds in express trust for the benefit of the Administrative Agent until delivery thereof is made to the Administrative Agent or until such Default or Event of Default has been cured or waived. No funds, other than proceeds of Collateral, will be deposited in the Collateral Account.

                  (d) Until the Default or the Event of Default referred to in
Section 4.1.2(c) has been cured or waived, the Administrative Agent shall have the right to apply any amount in the Collateral Account to the payment of any Obligations which are due and payable or payable upon demand. The Administrative Agent may at any time transfer to such Grantor's general demand deposit account at the Administrative Agent any or all of the collected funds after an Event of Default has occurred and so long as an Event of Default shall be continuing, in the Collateral Account; provided, however, that any such transfer shall not be deemed to be a waiver or modification of any of the Administrative Agent's rights under this clause.

                  SECTION 4.1.3. As to Collateral.

                  (a) If there shall have occurred and be continuing a Default of the nature set forth in Section 8.1.9 of the Credit Agreement or any other Event of Default, the Administrative Agent may notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Administrative Agent (which request may not be made unless there shall have occurred and be continuing a Default of the nature set forth in
Section 8.1.9 of the Credit Agreement or any other Event of Default), such Grantor will, at its own expense, notify any


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parties obligated on any of the Collateral to make payment to the Administrative
Agent of any amounts due or to become due thereunder.

                  (b) The Administrative Agent is authorized to endorse, in the name of such Grantor, any item, howsoever received by the Administrative Agent, representing any payment on or other proceeds of any of the Collateral for application pursuant to Section 6.1.

                  SECTION 4.1.4. As to Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral to the extent material to the operations or business of each Grantor:

                  (a) As to any Patent Collateral that such Grantor may acquire following the Effective Date, such Grantor shall not, unless such Grantor shall reasonably and in good faith determine (in which case, Grantor will, in conjunction with the notices provided under Section 4.1.4(e), give notice of such determination to the Administrative Agent) that any of the Patent Collateral is of negligible economic value to such Grantor, do any act, or omit to do any act, whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable.

                  (b) Such Grantor shall not, and such Grantor shall not permit any of its licensees to, unless such Grantor shall reasonably and in good faith determine it could not reasonably be expected to have a Material Adverse Effect,

                  (i) fail to continue to use any of the Trademarks in order to maintain all of the Trademarks in full force free from any claim of abandonment for non-use,

                  (ii) fail to maintain substantially as in the past the quality of products and services offered under all of the Trademark Collateral,

                  (iii) fail to employ all of the Trademarks registered with the United States Patent and Trademark Office with an appropriate notice of such registration; and

                  (iv) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable.

                  (c) Such Grantor shall not, unless such Grantor shall either reasonably and in good faith determine that any of the Copyright Collateral or Trade

Secret Collateral, respectively, do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof.

                  (d) Such Grantor shall notify the Administrative Agent promptly if it knows, or has reason to know, that any application or registration relating to any material Patent, Trademark or Copyright may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor's ownership of any of such material Patent, Trademark or Copyright, its right to register the same or to keep and maintain and enforce the same, in each case, which could reasonably be expected to have a Material Adverse Effect.

                  (e) Such Grantor shall notify the Administrative Agent with each delivery of a Compliance Certificate, of the prior filing by such Grantor of any application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, and upon request of the Administrative Agent, execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request (including a Patent Security Agreement, a Trademark Security Agreement and a Copyright Security Agreement in the forms of Exhibit A, Exhibit B and Exhibit C hereto, as applicable) to evidence the Administrative Agent's security interest in such Patent, Trademark or Copyright and the goodwill and general intangibles of each Grantor relating thereto or represented thereby.

                  (f) Such Grantor shall take all commercially reasonable steps, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, any material Patent, Trademark or Copyright, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a), (b) and (c)).

                  SECTION 4.1.5. Intentionally Omitted.

                  SECTION 4.1.6. Intentionally Omitted.

                  SECTION 4.1.7. Further Assurances, etc. Such Grantor agrees that, from time to time at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby in Collateral located in the United States or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will

                  (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including, without limitation, any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. Section 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof with respect to any Collateral the value of which exceeds $500,000, as the Administrative Agent may reasonably request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby; and

                  (b) furnish to the Administrative Agent, from time to time at the Administrative Agent's reasonable request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                  With respect to the foregoing and the grant of the security interest hereunder, such Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                                    ARTICLE V

                            THE ADMINISTRATIVE AGENT

                  SECTION 5.1. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent's discretion following the occurrence and during the continuance of an Event of Default and notice to such Grantor, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

                  (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquaintance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

                  (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

                  (d) to perform the affirmative obligations of such Grantor hereunder (including all obligations of such Grantor pursuant to Section 4.1.7).

                  Such Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest; provided, that the foregoing power of attorney shall terminate upon the release of the Administrative Agent's Liens on all Collateral pursuant to Section 2.3.

                  SECTION 5.2. Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein within 30 days after written notice from the Administrative Agent, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 6.2.

                  SECTION 5.3. Administrative Agent Has No Duty. In addition to, and not in limitation of, Section 2.4, the powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                  SECTION 5.4. Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as each Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                                   ARTICLE VI

                                    REMEDIES

                  SECTION 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing:

                  (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may

                  (i) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to both parties; and

                  (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reason-able. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to each Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All cash proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 6.2) in whole or in part by the Administrative Agent for the benefit of the Lender Parties against, all or any part of the Obligations as follows: (i) first, to the reason able out-of-pocket costs and expenses of the Administrative Agent in connection with the retaking, holding, preparing for sale, selling or other disposition of the Collateral, including, without limitation, all court costs and the reasonable fees and expenses of its agents and legal counsel; (ii) second, to the payment in full of the Obligations or in the event that such proceeds are insufficient to pay in full the Obligations, equally and ratably in accordance with each Lender's respective amounts owing to it under or pursuant to the Credit Agreement or any other Loan Document, or under or pursuant to any Rate Protection Agreement (as to each Lender, applied first to fees and expense reimbursements then due to such Lender, then to interest due to such Lender, then to pay or prepay principal of the Loans or owing to, or to reduce the "credit exposure" of, such Lender under such Rate Protection Agreement, as the case may be, then to pay (or cash collateralize) the remaining obligations); (iii) third, without duplication of any amounts paid pursuant to clause (ii) above, to the Indemnified Parties to the extent of any amounts owing pursuant to Section 10.4 of the Credit Agreement; and (iv) fourth, to each Grantor, or its successors and assigns, or whomever may be lawfully entitled to receive the same, of any surplus then remaining. For purposes of this Agreement, the "credit exposure" at any time of any Lender under a Rate Protection Agreement to which such Lender is a party shall be determined at such time in accordance with the customary methods of calculating credit exposure under similar arrangements by the counterparty to such arrangements, taking into account potential interest rate movements, mitigating factors such as other interest rate swaps, caps, collars and hedges, and the respective termination provisions and notional principal amount and term of such Rate Protection Agreement. The Grantor shall remain liable to the

Lenders for any deficiency. If the Administrative Agent has funds available to apply to a portion of, but not all of, one of the amounts described in clauses
(i) through (iv) above, then the Administrative Agent shall apply such funds to the applicable parties in proportion to the amounts to which such parties would have been entitled if the entire amount described in any such clause had been available.

                  SECTION 6.2. Indemnity and Expenses.

                  (a) Each Grantor jointly and severally agrees to indemnify the Administrative Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Administrative Agent's gross negligence or willful misconduct.

                  (b) Each Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel (but not more than one firm and all local or special expert counsel, if any, who may be retained by counsel to the Administrative Agent) and of any experts and agents, which the Administrative Agent may incur in connection with

                  (i) the administration of this Security Agreement,

                  (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral,

                  (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the Lender Parties hereunder, or

                  (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

                  SECTION 7.1. Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

                  SECTION 7.2. Amendments; etc. No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be) and each Grantor (other than with respect to consent or waiver), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 7.3. Addresses for Notices. All notices and other communications provided to each Grantor under this Security Agreement shall be in writing or by facsimile and addressed, delivered or transmitted to each Grantor at its address or facsimile number as set forth in the Subsidiary Guaranty, or at such other address or facsimile number as may be designated by such Grantor in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

                  SECTION 7.4. Section Captions. Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

                  SECTION 7.5. Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

                  SECTION 7.6. Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SU-

PERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

                  SECTION 7.7 Counterparts. This Security Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same agreement.

                  IN WITNESS WHEREOF, each Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



                                    WINCHESTER PASTA, LLC


                                    By: /s/ James Bohenick
                                    Name:   James Bohenick
                                    Title:  Vice President, Finance
                                            and Chief Financial Officer


                                    PASTA GROUP, LLC


                                    By: /s/ James Bohenick
                                    Name:   James Bohenick
                                    Title:  Vice President, Finance
                                            and Chief Financial Officer


                                    THE BANK OF NOVA SCOTIA,
                                    as Administrative Agent


                                    By: /s/ Robert Gaviglio
                                    Name:   Robert Gaviglio
                                    Title:  Senior Relationship Manager